Exhibit 10.11 - Agreement

AGREEMENT

This Agreement Made this 7th day of July 1998 between Stan Abrams and Brett Abrams. (Abrams) Individuals whose principal address is 4871 North Mesa Drive, Castle Rock, Colorado, 80104 and Nathaniel Energy Corporation (Nathaniel), a Delaware Corporation, Located at P.O. Box 69 Castle Rock, Colorado 80104

WHEREAS: Stan and Brett Abrams has agreed that certain Patents (Patents) on the Thermal Combustor (Patent numbers Exhibit A) to be assigned to Nathaniel Energy Corporation as of this date.

WHEREAS: The Patents are assigned to be used exclusively by Nathaniel for sale, or in its normal course of business, joint venture with project partners or any business venture that is normal in the regular business of Nathaniel

WHEREAS: Nathaniel agrees to maintain the Patents in good standings and pay all necessary fees required by Country(s) on an annual basis.

WHEREAS: This assignment is contingent upon the Abrams, both Stan and Brett, being fully employed by the company as offices, Stan, President and CEO and Brett, Vice President and COO and both Abrams as Directors. Stan Abrams shall be the Chairman of the Board at all times. Should either of the Abrams not be employed or be dismissed from their duties as officers and directors of Nathaniel, then Nathaniel agrees to file the necessary documents with the United States Patent Office to reassign the Patents to the Abrams.

This agreement read and approved this 7th day of July, 1998 by:

Nathaniel Energy Corporation

/s/ Stan Abrams
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    Stan Abrams
    President


Stan Abrams Individual

/s/ Stan Abrams
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Brett Abrams, Individual

/s/ Brett Abrams
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Exhibit 'A'

U.S. Patent No. 5,284,103
U.S. Patent No. 5,178,076
U.S. Patent No. 4,475,471
U.S. Patent No. 4,395,956'
U.S. Patent No. 4,341,199

U.S. Application Serial No. 09/138,020
Filed: Aug. 21, 1998
Inventor: Stan E. Abrams
Title: GASIFIER SYSTEM and METHOD

European Patent Application No. 99940818.0
Publication No. 1112460